Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-209128 on Form S-11 of our report dated January 26, 2016, relating to the consolidated balance sheet of Cole Office & Industrial REIT (CCIT III), Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
December 22, 2016